

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                          0000872467
<NAME>                                         KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                                  9-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-END>                                   SEP-30-2000
<CASH>                                           7,670,463
<SECURITIES>                                   199,949,661<F1>
<RECEIVABLES>                                      868,234
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                 7,064,996<F2>
<PP&E>                                                   0
<DEPRECIATION>                                           0
<TOTAL-ASSETS>                                 215,553,354
<CURRENT-LIABILITIES>                            2,869,997<F3>
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                       213,051,102
<OTHER-SE>                                        (367,745)<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   215,553,354
<SALES>                                                  0
<TOTAL-REVENUES>                                12,894,601<F5>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                 3,410,872<F6>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                       0
<INCOME-PRETAX>                                  9,483,729
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                              9,483,729
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                     9,483,729
<EPS-BASIC>                                              0
<EPS-DILUTED>                                            0

<F1>     Includes Participating Insured Mortgage Investments ("PIMIs")
         (insured mortgages of $121,560,615 and Additional Loans of $21,298,351), Participating Insured Mortgages ("PIMs") of $37,724,678 and Mortgage-backed Securities ("MBS") of $19,366,017.

<F2>     Includes prepaid acquisition fees and expenses of $13,795,837 net of accumulated amortization of $8,627,581 and prepaid participation servicing fees of $4,495,719 net of accumulated amortization of $2,598,979.

<F3>     Includes deferred income on Additional Loans of $2,726,228.

<F4>     Unrealized loss on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $1,690,156 of amortization of prepaid fees and expenses.



